                                                                     Exhibit 4.1

================================================================================

                             US AIRWAYS GROUP, INC.

                      7% SENIOR CONVERTIBLE NOTES DUE 2020

                                   ----------

                                    INDENTURE

                         DATED AS OF SEPTEMBER 30, 2005

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION

                                   AS TRUSTEE

                                US AIRWAYS, INC.
                           AMERICA WEST AIRLINES, INC.

                                  AS GUARANTORS

================================================================================

CROSS-REFERENCE TABLE*

          TIA SECTION            INDENTURE SECTION
------------------------------   -----------------
Section 310(a)(1)                8.10
           (a)(2)                8.10
           (a)(3)                N.A.
           (a)(4)                N.A.
           (a)(5)                8.10
           (b)                   8.8; 8.10; 11.2
           (c)                   N.A.
Section 311(a)                   8.11
           (b)                   8.11
           (c)                   N.A.
Section 312(a)                   2.5
           (b)                   12.3
           (c)                   12.2
Section 313(a)                   8.6
           (b)(1)                N.A.
           (b)(2)                8.6
           (c)                   8.6; 12.2
           (d)                   8.6
Section 314(a)                   5.2; 5.4; 12.2
           (b)                   N.A.
           (c)(1)                12.4(a)
           (c)(2)                12.4(a)
           (c)(3)                N.A.
           (d)                   N.A.
           (e)                   12.4(b)
           (f)                   N.A.
Section 315(a)                   8.1(b)
           (b)                   8.5; 12.2
           (c)                   8.1(a)
           (d)                   8.1(c)
           (e)                   7.12
Section 316(a) (last sentence)   2.9
           (a)(1)(A)             7.6
           (a)(1)(B)             7.4
           (a)(2)                N.A.
           (b)                   7.8
           (c)                   12.5
Section 317(a)(1)                7.9
           (a)(2)                7.10
           (b)                   2.4
Section 318(a)                   12.1

----------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                               ARTICLE 1

               DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.   Definitions.............................................     1
Section 1.2.   Other Definitions.......................................     6
Section 1.3.   Trust Indenture Act Provisions..........................     7
Section 1.4.   Rules of Construction...................................     7

                                 ARTICLE 2

                              THE SECURITIES

Section 2.1.   Form and Dating.........................................     8
Section 2.2.   Execution and Authentication............................     9
Section 2.3.   Registrar, Paying Agent and Conversion Agent............    10
Section 2.4.   Paying Agent to Hold Money in Trust.....................    10
Section 2.5.   Holder Lists............................................    10
Section 2.6.   Transfer and Exchange...................................    11
Section 2.7.   Replacement Securities..................................    11
Section 2.8.   Outstanding Securities..................................    12
Section 2.9.   Treasury Securities.....................................    13
Section 2.10.  Temporary Securities....................................    13
Section 2.11.  Cancellation............................................    13
Section 2.12.  Legend; Additional Transfer and Exchange Requirements...    13
Section 2.13.  CUSIP Numbers...........................................    15
Section 2.14.  Senior Unsecured Obligations............................    16
Section 2.15.  Calculations Regarding the Securities...................    16

                               ARTICLE 3

                       REDEMPTION AND REPURCHASES

Section 3.1.   Company's Rights to Redeem; Notice to Trustee...........    16
Section 3.2.   Selection of Securities to Be Redeemed..................    16
Section 3.3.   Notice of Redemption....................................    17
Section 3.4.   Effect of Notice of Redemption..........................    18
Section 3.5.   Deposit of Redemption Price.............................    18
Section 3.6.   Securities Redeemed in Part.............................    18
Section 3.7.   Repurchase of Securities at the Option of Holders on
                  Specific Dates.......................................    18
Section 3.8.   Repurchase of Securities at Option of the Holder upon
                  a Fundamental Change.................................    21
Section 3.9.   Company Purchases of Securities.........................    24
Section 3.10.  Repayment to the Company................................    24
Section 3.11.  Compliance with Securities Laws.........................    25
Section 3.12.  Election to Pay Purchase Price in Common Stock..........    25

                                                                          PAGE
                                                                          ----
                               ARTICLE 4

                               CONVERSION

Section 4.1.   Conversion Right........................................    26
Section 4.2.   Exercise of Conversion Right............................    26
Section 4.3.   Company's Right to Elect to Pay Cash or Common Stock....    27
Section 4.4.   Fractions of Shares.....................................    27
Section 4.5.   Conversion Procedure....................................    27
Section 4.6.   Adjustment of Conversion Rate...........................    27
Section 4.7.   Notice of Adjustment....................................    32
Section 4.8.   Consolidation or Merger of the Company..................    33
Section 4.9.   Taxes on Conversion.....................................    34
Section 4.10.  Conversion After Record Date............................    34
Section 4.11.  Company Determination Final.............................    34
Section 4.12.  Responsibility of Trustee for Conversion Provisions.....    34
Section 4.13.  Unconditional Right of Holders to Convert...............    35
Section 4.14.  Repayment to the Company................................    35
Section 4.15.  Make-Whole Premium......................................    35

                               ARTICLE 5

                               COVENANTS

Section 5.1.   Payment of Securities...................................    36
Section 5.2.   SEC Reports.............................................    37
Section 5.3.   Compliance Certificates.................................    37
Section 5.4.   Further Instruments and Acts............................    37
Section 5.5.   Maintenance of Corporate Existence......................    37
Section 5.6.   Rule 144A Information Requirement.......................    37
Section 5.7.   Stay, Extension and Usury Laws..........................    38
Section 5.8.   Payment of Liquidated Damages...........................    38

                               ARTICLE 6

          CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1.   Company May Consolidate, Etc., Only On Certain Terms....    38
Section 6.2.   Successor Substituted...................................    39
Section 6.3.   Guarantor May Consolidate, Etc., Only on Certain Terms..    39

                               ARTICLE 7

                          DEFAULT AND REMEDIES

Section 7.1.   Events of Default.......................................    39
Section 7.2.   Acceleration............................................    41
Section 7.3.   Other Remedies..........................................    42
Section 7.4.   Waiver of Defaults and Events of Default................    42
Section 7.5.   Waiver of Compliance....................................    42
Section 7.6.   Control by Majority.....................................    42

                                                                          PAGE
                                                                          ----
Section 7.7.   Limitations on Suits....................................    42
Section 7.8.   Collection Suit by Trustee..............................    43
Section 7.9.   Trustee May File Proofs of Claim........................    43
Section 7.10.  Priorities..............................................    43
Section 7.11.  Undertaking for Costs...................................    44

                               ARTICLE 8

                                TRUSTEE

Section 8.1.   Duties of Trustee.......................................    44
Section 8.2.   Rights of Trustee.......................................    45
Section 8.3.   Individual Rights of Trustee............................    46
Section 8.4.   Trustee's Disclaimer....................................    46
Section 8.5.   Notice of Default or Events of Default..................    46
Section 8.6.   Reports by Trustee to Holders...........................    47
Section 8.7.   Compensation and Indemnity..............................    47
Section 8.8.   Replacement of Trustee..................................    48
Section 8.9.   Successor Trustee by Merger, Etc........................    48
Section 8.10.  Eligibility; Disqualification...........................    49
Section 8.11.  Preferential Collection of Claims Against Company.......    49

                               ARTICLE 9

                SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.1.   Satisfaction and Discharge of Indenture.................    49
Section 9.2.   Application of Trust Money..............................    50
Section 9.3.   Repayment to Company....................................    50
Section 9.4.   Reinstatement...........................................    50

                               ARTICLE 10

                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1.  Without Consent of Holders..............................    51
Section 10.2.  With Consent of Holders.................................    52
Section 10.3.  Compliance with Trust Indenture Act.....................    53
Section 10.4.  Revocation and Effect of Consents.......................    53
Section 10.5.  Notation on or Exchange of Securities...................    53
Section 10.6.  Trustee to Sign Amendments, Etc.........................    54
Section 10.7.  Effect of Supplemental Indentures.......................    54

                                ARTICLE 11

                                GUARANTEES

Section 11.1.  Guarantees..............................................    54
Section 11.2.  Severability............................................    55
Section 11.3.  Priority of Guarantees..................................    55
Section 11.4.  Limitation of Guarantors' Liability.....................    56

                                                                          PAGE
                                                                          ----
Section 11.5.  Subrogation.............................................    56
Section 11.6.  Reinstatement...........................................    56
Section 11.7.  Release of the Guarantor................................    56
Section 11.8.  Benefits Acknowledged...................................    56

                               ARTICLE 12

                             MISCELLANEOUS

Section 12.1.  Trust Indenture Act Controls............................    57
Section 12.2.  Notices.................................................    57
Section 12.3.  Communications by Holders with Other Holders............    58
Section 12.4.  Certificate and Opinion as to Conditions Precedent......    58
Section 12.5.  Record Date for Vote or Consent of Holders..............    58
Section 12.6.  Rules by Trustee, Paying Agent, Registrar and
                  Conversion Agent.....................................    59
Section 12.7.  Legal Holidays..........................................    59
Section 12.8.  Governing Law...........................................    59
Section 12.9.  No Adverse Interpretation of Other Agreements...........    59
Section 12.10. No Recourse Against Others..............................    59
Section 12.11. Successors..............................................    59
Section 12.12. Multiple Counterparts...................................    59
Section 12.13. Separability............................................    59
Section 12.14. Table of Contents, Headings, Etc........................    60

Exhibit A  -  Form of Note
Exhibit B  -  Assignment Form
Exhibit C  -  Form of Certificate of Transfer
Exhibit D  -  Form of Guarantee

     THIS INDENTURE dated as of September 30, 2005 is between US Airways Group, Inc., a Delaware corporation (the "Company"), the guarantors executing a signature page hereto (each a "Guarantor" and collectively the "Guarantors") and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

     In consideration of the premises herein and the purchase of the Securities by the Holders thereof, the parties agree as follows for their mutual benefit and for the equal and ratable benefit of the registered Holders of the Company's 7% Senior Convertible Notes due 2020.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. DEFINITIONS.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or Conversion Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

     "Business Day" means each day on which the New York Stock Exchange is open for trading.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

     "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 2 thereof.

     "Change in Control" means the occurrence of any of the following events:

          (i) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of the Company's total outstanding Voting Stock, other than an acquisition by the Company, any of its subsidiaries or any of its subsidiaries' or the Company's employee benefit plans;

          (ii) the Company consolidates with, or merges with or into, another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Company, other than (x) any transaction (A) that does not result in any reclassification, exchange or cancellation of outstanding shares of the Company's Capital Stock and (B) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total Voting Power of all shares of the Company's Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or (y) any merger solely for the purpose of changing jurisdiction of formation and resulting in a reclassification or conversion of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

          (iii) the Company approves a plan of liquidation or dissolution.

     Notwithstanding the foregoing, it will not constitute a Change in Control if the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock or American Depositary Shares representing shares of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or converted in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible into such common stock or American Depositary Shares representing shares of common stock.

     "Closing Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange or, if the Common Stock is not reported by the New York Stock Exchange, as reported by the principal national securities conversion or quotation system on which the Common Stock is then listed; or (b) if the Common Stock is not listed on a national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (c) if not so quoted, as reported by National Quotation Bureau, Incorporated or similar organization. In the absence of such a quotation or report, the Closing Price shall be such price as the Board of Directors shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm's-length transaction, for a share of such Common Stock.

     "Common Stock" means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

     "Conversion Date" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Securities as described in Section 4.2 hereof.

     "Conversion Price" means, at any time, $1,000 divided by the Conversion Rate in effect at such time rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

     "Conversion Rate" means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 41.4508 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292,
Attention: Raymond Haverstock, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

     "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Ex-Dividend Date" means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such distribution.

     "Final Maturity Date" means September 30, 2020.

     "Fundamental Change" means the occurrence of either a Change in Control or a Termination of Trading.

     "Fundamental Change Effective Date" means the date on which a Fundamental Change becomes effective.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     "Guarantee" means any guarantee of the Securities by any Subsidiary in accordance with the provisions of Article 11 and their respective successors and assigns.

     "Guarantors" means the Subsidiaries party to this Indenture.

     "Holder" means the person in whose name a Security is registered on the Primary Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     "Initial Purchaser" means Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

     "Issuance Date" means the date on which the Securities are first authenticated and issued.

     "Liquidated Damages" has the meaning specified in paragraph 3 of the Security.

     "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, the Treasurer or any Assistant Controller or Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

     "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of, or counsel to, the Company or the Trustee.

     "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act or any other entity.

     "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 30, 2005, among the Company, the Guarantors and the Initial Purchaser.

     "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

     "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities" means the 7% Senior Convertible Notes due 2020 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     "Significant Subsidiary" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "Stated Maturity" means, with respect to any installment of interest or principal on the Securities, the date on which such payment of interest or principal is scheduled to be paid pursuant to this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total Voting Power thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or
(iii) one or more Subsidiaries of such Person.

     "Termination of Trading" means the occurrence of the following event: the Company's Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 12.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     "Trading Day" means, with respect to any security, each day, other than Saturday, Sunday or any other day on which securities are not generally traded on the principal exchange or market in which such security is traded.

     "Transfer Restricted Security" means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

     "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2. OTHER DEFINITIONS.

                  TERM                     DEFINED IN SECTION
                  ----                     ------------------
"Agent Members" ........................          2.1(b)
"Bankruptcy Law" .......................          7.1
"Company Order" ........................          2.2
"Conversion Agent" .....................          2.3
"Current Market Price" .................          4.6(h)
"Custodian" ............................          7.1
"Depositary" ...........................          2.1(a)
"Distributed Assets or Securities" .....          4.6(d)
"DTC" ..................................          2.1(a)
"Event of Default" .....................          7.1
"Conversion Notice" ....................          4.2(a)
"Expiration Time" ......................          4.6(f)
"Fair Market Value" ....................          4.6(h)
"Fundamental Change Company Notice" ....          3.8(b)
"Fundamental Change Purchase Date" .....          3.8(a)
"Fundamental Change Purchase Notice" ...          3.8(b)
"Fundamental Change Purchase Price" ....          3.8(a)
"indenture securities" .................          1.3
"indenture securityholder" .............          1.3
"indenture to be qualified" ............          1.3
"indenture trustee" ....................          1.3
"institutional trustee" ................          1.3
"Legal Holiday" ........................         12.7
"Legend" ...............................         2.12(a)
"Make-Whole Premium" ...................         4.15
"Market Price" .........................         3.12(d)
"Maximum Conversion Rate" ..............          4.6(g)
"Notice of Default" ....................          7.1
"obligor" ..............................          1.3
"Offering Memorandum" ..................         10.1(k)
"Optional Redemption" ..................          3.1(a)
"Paying Agent" .........................          2.3
"Primary Registrar" ....................          2.3
"Purchase Agreement" ...................          2.1
"Purchased Shares" .....................          4.6(f)
"Put Right Purchase Date" ..............          3.7(a)
"Put Right Purchase Notice" ............          3.7(b)
"Put Right Purchase Offer" .............          3.7(b)
"Put Right Purchase Price" .............          3.7(a)
"QIB" ..................................          2.1(a)
"Record Date" ..........................          4.6(h)
"Redemption Price" .....................          3.1(a)
"Registrar" ............................          2.3
"Regular Record Date" ..................          3.1(a)
"successor corporation" ................          6.1(a)
"Trigger Event" ........................          4.6(d)

SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d) provisions apply to successive events and transactions;

          (e) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

          (f) the masculine gender includes the feminine and the neuter;

          (g) references to agreements and other instruments include subsequent amendments thereto; and

          (h) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.1. FORM AND DATING.

     The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated September 27, 2005 (the "Purchase Agreement"), among the Company, the Guarantors and the Initial Purchaser, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

     (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or purchases of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

          "UNLESS (1) THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND (2) ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

SECTION 2.2. EXECUTION AND AUTHENTICATION.

     An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall (i) initially authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $143,750,000 and (ii) the Trustee shall authenticate additional Notes in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture), in each case upon receipt of a written order or orders of the Company signed by an Officer of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated and shall specify the date on which each original issue of Securities is to be authenticated.

     All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in fully registered, book-entry form, without coupons, and only in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

     The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee (which shall initially be U.S. Bank National Association) shall be one such office or agency of the Company for each of the aforesaid purposes.

SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to 10:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. The Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.5. HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Primary Registrar, the

Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6. TRANSFER AND EXCHANGE.

     Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, an assignment agreement each in the form included in Exhibit B, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Fundamental Change Company Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased). All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7. REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. OUTSTANDING SECURITIES.

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, a Put Right Purchase Date, a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Put Right Purchase Date, Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made.

     A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9. TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10. TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

SECTION 2.11. CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, conversion, redemption or payment. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, conversion, redemption or payment or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

     (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided, that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

     (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Transfer Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an opinion of counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (e) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

     (f) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

          (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.

     Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully-registered book entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (3) The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13. CUSIP NUMBERS.

     The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14. SENIOR UNSECURED OBLIGATIONS.

     The Securities are senior unsecured obligations of the Company and rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior to existing and future subordinated indebtedness of the Company.

SECTION 2.15. CALCULATIONS REGARDING THE SECURITIES.

     Except as explicitly specified otherwise in this Indenture, the Company and its agents shall be responsible for making all calculations as contemplated under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Conversion Price and Conversion Rate applicable to the Securities. The Company and its agents shall make such calculations in good faith and, absent manifest error, such calculations shall be final and binding upon all Holders of the Securities. The Company shall provide a schedule of these calculations to the Trustee, and the Trustee is entitled to rely on the accuracy of such calculations without conducting an independent verification as to the accuracy thereof. The Trustee will forward the Company's calculations to any Holder upon request.

                                    ARTICLE 3

                           REDEMPTION AND REPURCHASES

SECTION 3.1. COMPANY'S RIGHTS TO REDEEM; NOTICE TO TRUSTEE.

     (a) Prior to October 5, 2010, the Securities shall not be redeemable at the Company's option. The Securities may be redeemed at the election of the Company (the "Optional Redemption"), as a whole or from time to time in part, at any time on or after October 5, 2010, at a redemption price equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Liquidated Damages, if any) to, but not including, such Redemption Date (the "Redemption Price"), if the Closing Price of the Common Stock has exceeded 115% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the Trading Day before the date on which the Company mails the notice of redemption (and the Trustee shall be entitled to assume that such condition has been satisfied based upon its receipt of the notice set forth in Section 3.1(b)); provided that if the Redemption Date falls after an interest payment record date (the "Regular Record Date") and on or before an interest payment date, then the interest (including Liquidated Damages, if any) will be payable to the Holders in whose name the Securities are registered at the close of business on the Regular Record Date and the Redemption Price shall not include such interest payment.

     (b) If the Company elects to redeem Securities pursuant to Section 3.1(a), it shall give the notice specified in Section 3.3(a). If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED.

     (a) If less than all of the Securities are to be redeemed, unless the Applicable Procedures provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for partial redemption.

     (b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be taken from the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.3. NOTICE OF REDEMPTION.

     (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the register of Securities maintained by the Primary Registrar.

     (b) The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the then current Conversion Price;

          (4) the name and address of each Paying Agent and Conversion Agent;

          (5) that Securities called for redemption must be presented and surrendered to a Conversion Agent to collect the Redemption Price;

          (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Section 12 of the Securities;

          (7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to a Paying Agent of the Securities; and

          (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures. At the Company's written request, which request shall
(i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (8) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the text of such notice shall be prepared by the Company.

SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price; provided, that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest (including Liquidated Damages, if any) will be payable to the Holders in whose name the Securities are registered at the Regular Record Date.

SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

     Prior to noon, New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to
Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     If the Paying Agent holds, in accordance with the terms hereof, at noon, New York City time, on the Redemption Date, cash sufficient to pay the Redemption Price for all Securities to be redeemed on such date, then, immediately after such Redemption Date, such Securities shall cease to be outstanding and interest on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

SECTION 3.6. SECURITIES REDEEMED IN PART.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7. REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS ON SPECIFIC
DATES.

     (a) Securities shall be purchased by the Company, in whole or in part, at the option of the Holder thereof, on September 30, 2010 and September 30, 2015 (each, a "Put Right Purchase Date") for cash, shares of Common Stock or a combination thereof, in the Company's sole discretion, at a purchase price equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Liquidated Damages, if any) to, but not including, such Put Right Purchase Date (the "Put Right Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in this Section 3.7.

     (b) No later than 20 days prior to each Put Right Purchase Date, the Company shall mail a written notice of the repurchase right under Section 3.7(a) (a "Put Right Purchase Offer") by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice, or publish the notice in a newspaper of general circulation in New York City, or post the notice on the Company's website, or disseminate the information through some other public means that the Company, in its reasonable discretion, deems appropriate. The Put Right Purchase Offer shall include a form of notice to be completed by the Holder and returned to the Company in the event that the Holder elects to exercise its repurchase rights under Section 3.7(a) (the "Put Right Purchase Notice"). The Put Right Purchase Offer shall briefly state, as applicable:

          (1) the amount of Put Right Purchase Price;

          (2) that any Securities with respect to which the Holder has delivered a Put Right Purchase Notice may be converted in accordance with the terms of this Indenture only if such Holder withdraws such Put Right Purchase Notice in accordance with this Section 3.7; and

          (3) the procedures the Holder must follow in order to exercise its rights under this Section 3.7.

If any of the Securities subject to the Put Right Purchase Offer is in the form of a Global Security, then the Company shall modify such Put Right Purchase Offer to the extent necessary to accord with the Applicable Procedures. At the Company's written request, which shall set forth all relevant information required by clauses (1) through (3) of the preceding paragraph, the Trustee shall give the Put Right Purchase Offer in the Company's name and at the Company's expense; provided that the text of the Put Right Purchase Offer shall be prepared by the Company.

     (c) A Holder may exercise its repurchase rights under Section 3.7(a) upon delivery of a properly completed Put Right Purchase Notice to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 days immediately preceding the relevant Put Right Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Put Right Purchase Date, stating:

          (1) the certificate number, if any, of the Security in respect of which such Put Right Purchase Notice is being submitted or, if the Security is not then issued as a Certificated Security, that the Put Right Purchase Notice complies with the Applicable Procedures of the Depositary in effect at that time;

          (2) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

          (3) that such Security shall be repurchased by the Company as of the Put Right Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

     (d) The delivery of a Security to the Paying Agent with, or at any time after delivery of, the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Put Right Purchase Price therefor; provided, however, that such Put Right Purchase Price shall be so paid pursuant to this
Section 3.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Put Right Purchase Notice.

     The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.7, a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000.

Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by
Section 3.7(b) shall have the right to withdraw such Put Right Purchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.7(f).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.

     (e) Upon receipt by the Paying Agent of the Put Right Purchase Notice, the Holder of the Security in respect of which such Put Right Purchase Notice was given shall (unless such Put Right Purchase Notice is withdrawn as specified in Section 3.7(f)) thereafter be entitled to receive solely the Put Right Purchase Price with respect to such Security. Such Put Right Purchase Price shall be paid to such Holder, subject to receipt of cash, shares of Common Stock or a combination thereof, as the case may be, by the Paying Agent, promptly (but within two Business Days) following the later of (a) the Put Right Purchase Date with respect to such Security (provided the conditions in Section 3.7(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(c). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Put Right Purchase Notice unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 3.7(f).

     (f) A Put Right Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Purchase Notice at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Put Right Purchase Date, specifying:

          (1) the name of the Holder;

          (2) a statement that the Holder is withdrawing its election to require the Company to repurchase its Securities;

          (3) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or, if the Security is not then issued as a Certificated Security, that the notice of withdrawal complies with the Applicable Procedures of the Depositary in effect at that time;

          (4) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (5) the principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for repurchase by the Company, which must be an integral multiple of $1,000.

     (g) Prior to noon, New York City time, on the Business Day following the applicable Put Right Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in
Section 2.4) an amount of cash (in immediately available funds if deposited on such Put Right

Purchase Date) or shares of Common Stock or a combination thereof, as the case may be, sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased on such Put Right Purchase Date.

     If the Paying Agent holds, in accordance with the terms hereof, at noon, New York City time, on the Business Day following the applicable Put Right Purchase Date, cash or shares of Common Stock or a combination thereof, as the case may be, sufficient to pay the Put Right Purchase Price of any Securities for which a Put Right Purchase Notice has been tendered and not withdrawn pursuant to Section 3.7(f), then, immediately after such Put Right Purchase Date, such Securities will cease to be outstanding and interest on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price upon delivery of such Securities).

     (h) Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

SECTION 3.8. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE.

     (a) If a Fundamental Change occurs at any time prior to the Final Maturity Date, each Holder will have the right to require the Company to repurchase all of its Securities not previously called for redemption, or any portion of such Securities, for cash, shares of Common Stock or a combination thereof (at the Company's election), at a purchase price equal to 100% of the principal amount of all such Securities, plus accrued and unpaid interest (including Liquidated Damages, if any) on such Securities to, but not including, the Fundamental Change Purchase Date (the "Fundamental Change Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in this
Section 3.8. The date the Company shall repurchase the Securities pursuant to this Section 3.8(a) (the "Fundamental Change Purchase Date") shall be no earlier than 15 days and no later than 30 days after the date of the mailing of the Fundamental Change Company Notice under Section 3.8(b).

     (b) No later than 20 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of such Fundamental Change (the "Fundamental Change Company Notice") by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice, or publish the notice in a newspaper of general circulation in New York City, or post the notice on the Company's website, or disseminate the information through some other public means that the Company deems appropriate. The Fundamental Change Company Notice shall include a form of notice to be completed by the Holder in the event the Holder elects to exercise its repurchase right under Section 3.8(a) (the "Fundamental Change Purchase Notice"). The Fundamental Change Company Notice shall briefly state, as applicable:

          (1) that a Fundamental Change has occurred;

          (2) the date of such Fundamental Change;

          (3) the Fundamental Change Purchase Date;

          (4) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change repurchase right;

          (5) the amount of the Fundamental Change Purchase Price;

          (6) the name and address of the Paying Agent and the Conversion Agent;

          (7) the procedures for withdrawing a Fundamental Change Repurchase Notice;

          (8) the Conversion Rate applicable on the date of the Fundamental Change Company Notice and any adjustments to the Conversion Rate that will result from the Fundamental Change (including any Make-Whole Premium);

          (9) that the Securities with respect to which the Holder has delivered a Fundamental Change Purchase Notice may be converted in accordance with the terms of this Indenture, only if such Holder withdraws such Fundamental Change Purchase Notice in accordance with Section 3.8(f); and

          (10) the procedures the Holder must follow in order to exercise its rights under this Section 3.8.

     If any of the Securities subject to the Fundamental Change Company Notice is in the form of a Global Security, then the Company shall modify such Fundamental Change Company Notice to the extent necessary to accord with the Applicable Procedures. At the Company's written request, which shall set forth all relevant information required by clauses (1) through (10) of the preceding paragraph, the Trustee shall give the Fundamental Change Company Notice in the Company's name and at the Company's expense; provided that the text of the Fundamental Change Company Notice shall be prepared by the Company.

     (c) A Holder may exercise its repurchase rights under Section 3.8(a) upon delivery of a properly completed Fundamental Change Purchase Notice to the Paying Agent at any time from the opening of business on the date of the Fundamental Change Company Notice until 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Fundamental Change Purchase Date, stating:

          (1) the certificate number, if any, of the Security in respect of which such Fundamental Change Purchase Notice is being submitted or, if the Security is not then issued as a Certificated Security, that the Fundamental Change Purchase Notice complies with the Applicable Procedures of the Depositary in effect at that time;

          (2) the portion of the principal amount of the Security that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

          (3) that such Security shall be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

     (d) The delivery of a Security to the Paying Agent with, or at any time after delivery of, the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

     The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.8 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8(f).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     (e) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.8(b), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.8(f)) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of cash, shares of Common Stock or a combination thereof, at the Company's election, by the Paying Agent, promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided that he conditions set forth in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in Section 3.8(f).

     (f) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

          (1) the name of the Holder;

          (2) a statement that the Holder is withdrawing its election to require the Company to repurchase its Securities;

          (3) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or, if the Security is not then issued as a Certificated Security, that the notice of withdrawal complies with the Applicable Procedures of the Depositary in effect at that time;

          (4) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (5) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for repurchase by the Company, which must be an integral multiple of $1,000.

     (g) Prior to noon, New York City time, on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) or shares (or a combination thereof), as the case may be, sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof which are to be repurchased on such Fundamental Change Purchase Date.

     If the Paying Agent holds, in accordance with the terms hereof, at noon, New York City time, on the applicable Fundamental Change Purchase Date, cash or shares (or a combination thereof), as the case may be, sufficient to pay the Fundamental Change Purchase Price of any Securities for which a Fundamental Change Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 3.8(f), then, immediately after such Fundamental Change Purchase Date, such Securities will cease to be outstanding and interest on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities).

     (h) Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

SECTION 3.9. COMPANY PURCHASES OF SECURITIES.

     The Company may from time to time, to the extent permitted by applicable law, purchase any or a certain amount of the Securities in the market on which such Securities trade, or by commencing a tender offer under the rules and regulations promulgated under the Securities Act and the Exchange Act, or by entering into a private agreement with a third party. Any Security purchased by the Company (a) after the date that is two years from the latest issuance of the Securities may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the Trustee for cancellation or (b) on or prior to the date referred to in (a), will be surrendered to the Trustee for cancellation. Any Securities surrendered to the Trustee may not be reissued or resold and will be canceled promptly.

SECTION 3.10. REPAYMENT TO THE COMPANY.

     To the extent that the aggregate amount of cash, shares or a combination thereof, deposited by the Company pursuant to this Article 3 exceeds the aggregate payment thereon of the Securities or portions thereof that the Company is obligated to purchase, then the Trustee or a Paying Agent, as the case may be, shall promptly return any such excess to the Company.

SECTION 3.11. COMPLIANCE WITH SECURITIES LAWS.

     (a) When complying with the provisions of this Article 3 in respect of any redemption, purchase or repurchase of the Securities, and subject to any exemptions available under applicable law, the Company shall:

          (1) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

          (2) file the related Schedule TO if required (or any successor schedule, form or report) under the Exchange Act, as applicable; and

          (3) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified therein.

     (b) To the extent that the provisions of any securities laws or regulations conflict with the provisions of Article 3, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article 3, but rather shall be deemed satisfaction thereof.

SECTION 3.12. ELECTION TO PAY PURCHASE PRICE IN COMMON STOCK.

     (a) In addition to its other rights hereunder, the Company may, at its option, elect to pay the purchase price for Securities of Holders who elect to have their Securities purchased pursuant to Sections 3.7 and 3.8 in cash, shares of Common Stock valued at a discount of 2.5% from the Market Price of Common Stock, or any combination thereof. If the purchase is in connection with a merger or similar transaction, the Company may, at its option, pay the purchase price in securities or other consideration received by its stockholders in such transaction. The Company may pay the purchase price in shares Common Stock only if such shares are eligible for immediate sale in the public market by non-affiliates of the Company. The Company will notify the holders of the Securities upon the determination of the actual number of shares of Common Stock deliverable upon any purchase of the Securities.

     (b) The Company's right to purchase Securities, in whole or in part, with shares of Common Stock is subject to the satisfaction by the Company of the following conditions:

          (1) the listing of such shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or Nasdaq or, if not so listed, on the New York Stock Exchange;

          (2) the registration of the Common Stock under the Exchange Act, if required; and

          (3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

     (c) If the Conditions specified in Section 3.12(b) are not satisfied with respect to a Holder prior to the close of business on the Put Right Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company will pay the purchase price of such Holder's Securities entirely in cash unless the Company's credit facilities or other contractual obligations prohibit it from paying the purchase price in cash. The Company may not change the form or components or percentages of components of consideration to be paid for the Securities once it has given notice of such consideration to Holders of the Securities, except as described in this Section 3.12(c).

     (d) The "Market Price" of Common Stock for purposes of Section 3.12 means the average of the daily volume-weighted average price as reported by Bloomberg or another recognized source of our Common Stock for the five trading-day period ending on the third business day prior to the Put Right Purchase Date or the Fundamental Change Purchase Date, as the case may be, (if the business day prior to the purchase date is a trading day, or if not, then on the last trading day prior to the third business day), appropriately adjusted to take into account the occurrence, during the period commencing on the first trading day during the five trading-day period and ending on such purchase date, of any event that would result in an adjustment to the Conversion Rate.

     (e) The Company shall, in connection with repurchases of the Securities pursuant to this Article 3, if then required by the Exchange Act, comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, including filing a Schedule TO if required or any other required schedule under the Exchange Act.

     (f) Payment by the Company for the Securities is conditioned upon book-entry transfer of or physical delivery of certificates representing the Securities, together with necessary endorsements, to the Trustee or any Paying Agent prior to the applicable repurchase date specified in the applicable repurchase notice. Payment of the purchase price for tendered Securities will be made within two Business Days after any such transfer or delivery on or after the applicable purchase date.

                                    ARTICLE 4

                                   CONVERSION

SECTION 4.1. CONVERSION RIGHT.

     (a) Subject to the provisions of this Article 4, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into shares of Common Stock at the Conversion Rate in effect on the date of conversion at any time at any time prior to the earlier of (1) the close of business on the Business Day prior to the Redemption Date and (2) the close of business on the second Business Day immediately preceding the Final Maturity Date.

     (b) The Company may, at its sole descrition, deliver cash, shares of Common Stock or a combination of cash and shares of Common Stock to a converting Holder in accordance with the provisions of this Article 4.

SECTION 4.2. EXERCISE OF CONVERSION RIGHT.

     (a) To exercise the conversion right, the Holder of any Security to be converted shall, in the case of Global Securities, comply with the Applicable Procedures, and, in the case of Certificated Securities, surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice (a "Conversion Notice") substantially in the form attached to the Security to the Company stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

     (b) In the case of any Certificated Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.

SECTION 4.3. COMPANY'S RIGHT TO ELECT TO PAY CASH OR COMMON STOCK.

     The Company may elect to pay Holders surrendering Securities an amount in cash per Security (or a portion of a Security) equal to the Closing Price of Common Stock for the ten consecutive Trading Days commencing on and including the third Business Day following the Conversion Date multiplied by the Conversion Rate in effect on the Conversion Date, or a combination of cash and Common Stock. The Company will inform the Holders through the Trustee no later than two Business Days following the Conversion Date of its election to pay cash in lieu of delivery of Common Stock or to deliver a combination of cash and Common Stock. If the Company elects to deliver all of such payment in Common Stock, the Common Stock will be delivered by the Company through the Conversion Agent no later than the third Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of Common Stock, will be made to Holders surrendering Securities no later than the fifteenth Business Day following the applicable Conversion Date.

SECTION 4.4. FRACTIONS OF SHARES.

     No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price per share of Common Stock as of the Trading Day preceding the Conversion Date.

SECTION 4.5. CONVERSION PROCEDURE.

     (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 4.9.

     (b) On conversion of a Security, a Holder will not receive, except as described below, any cash payment representing any accrued interest. Instead, accrued interest will be deemed paid by the shares of Common Stock (or any cash in lieu thereof) received by the Holder on conversion. Delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible (or any cash in lieu thereof), together with any cash payment of such Holder's fractional shares, will thus be deemed to satisfy the Company's obligation to pay the principal amount of a Security and to satisfy the Company's obligation to pay accrued and unpaid interest. As a result, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited.

SECTION 4.6. ADJUSTMENT OF CONVERSION RATE.

     (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution by a fraction,

          (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

          (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately at the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 4.6(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period expiring within 45 days of the record date of such issuance, shares of Common Stock at a price per share less than the Current Market Price as of the record date fixed for determination of stockholders of the Company entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders of the Company entitled to receive such rights or warrants by a fraction,

          (1) the numerator of which shall be the number of shares of Common Stock outstanding on the record date fixed for determination of stockholders of the Company entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

          (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders of the Company entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the Current Market Price as of the date immediately preceding the record date fixed for determination of stockholders of the Company entitled to receive such rights or warrants.

     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders of the Company entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders of the Company entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price as of the record date fixed for determination of stockholders of the Company entitled to receive such rights or warrants, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock assets, debt securities, shares of any class of Capital Stock of the Company or rights or warrants to purchase any securities of the Company excluding (x) any dividend or distribution or issuance referred to in Section 4.6(c), (y) any dividends or distributions in connection with a reclassification, change, consolidation, merger, sale or conveyance for which the consideration payable upon conversion of the Securities shall be changed in accordance with Section 4.8 and (z) any dividend or distribution referred to in
Section 4.6(e) (any of the foregoing hereinafter in this Section 4.6(d) referred to as "Distributed Assets or Securities"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

          (1) the numerator of which shall be the Current Market Price on such Record Date plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock; and

          (2) the denominator of which shall be the Current Market Price on such Record Date,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.6(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

     Rights or warrants distributed by the Company to all holders of Common Stock (including, without limitation, rights issued pursuant to any rights agreement) entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Rate will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this
Section 4.6(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.6 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

     For purposes of this Section 4.6(d) and Sections 4.6(a) and (c), any dividend or distribution to which this Section 4.6(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock described in Section 4.6(a) or 4.6(c) (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of assets, debt securities or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 4.6(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 4.6(a) and 4.6(c) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders of the Company entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 4.6(a) and 4.6(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 4.6(a).

     (e) In case the Company shall, by dividend or otherwise, make distributions consisting exclusively of cash to all holders of its Common Stock, then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

          (1) the numerator of which shall be the Current Market Price on such record date; and

          (2) the denominator of which shall be the Current Market Price minus the amount of aggregate cash dividends applicable to one share of Common Stock on such record date,

such adjustment to be effective immediately prior to the opening of business on the day following the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment is required to be made as set forth in this Section 4.6(e) as a result of a distribution that is not a cash dividend, such adjustment shall be based upon the full amount of the distribution.

     (f) In case a tender or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of the Company of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

          (1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

          (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (g) Notwithstanding anything to the contrary, in the event of an adjustment to the Conversion Rate pursuant to Section 4.6(e) or (f), in no event will the Conversion Rate for any series of Securities exceed 51.8134 (the "Maximum Conversion Rate"). The Maximum Conversion Rate is subject to the same proportional adjustments made to the Conversion Rate pursuant to Section 4.6(a),
(b), (c) or (d).

     (h) For purposes of this Section 4.6, the following terms shall have the meaning indicated:

          (1) "Current Market Price" shall mean, for purposes of any dividend or distribution requiring adjustment under Section 4.6(d) or Section 4.6(e), the average of the sale price of Common Stock for each of the 5 consecutive Trading Days ending on the earlier of the Business Day in question and the Business Day before the Ex-Dividend Date with respect to the dividend or distribution requiring such computation.

          If another dividend or distribution to which this Section 4.6 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors, whose determination shall be conclusive, to reflect the impact of such dividend or distribution on the Closing Price of the Common Stock during such period.

          (2) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

          (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders of the Company entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (i) The Company may make such reductions in the Conversion Rate in addition to those otherwise required by this Section 4.6 as the Board of Directors, whose determination shall be conclusive, considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate for any series of Securities by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (j) No adjustment in the Conversion Rate for any series of Securities shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 4.6(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

     (k) No adjustment to the Conversion Rate need be made for a transaction referred to in this Article 4 if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction (which determination shall be described in a Board Resolution).

     (l) For purposes of this Section 4.6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 4.6, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

SECTION 4.7. NOTICE OF ADJUSTMENT.

     (a) Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

          (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

          (2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     (b) If the Company takes any action, or becomes aware of an event, that would require an adjustment to the Conversion Rate as described in Sections 4.6(a), (b), (c), (d), (e) and (f), the Company shall mail to Holders a written notice of such action or event at least 20 days prior to the record, effective or expiration date, as the case may be, of the transaction, unless such notice, relating to the same event, has already been provided to Holders pursuant to clause (a)(2) of this Section 4.7.

SECTION 4.8. CONSOLIDATION OR MERGER OF THE COMPANY.

     If any of the following events occurs:

          (a) any reclassification or change of the outstanding Common Stock into another class of Capital Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          (b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for all of their Common Stock; or

          (c) any sale or conveyance of all or substantially all the properties and assets of the Company to any other person as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for all of their Common Stock;

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Holder's right to convert a Security into Common Stock shall be changed to a right to convert a Security into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a reclassification, change, consolidation, merger, combination, sale or conveyance, the Company shall make adequate provision whereby the Holders of the Securities shall have the opportunity, on a timely basis, to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible. Such determination shall be based on the blended, weighted average of elections made by Holders of the Securities who participate in such determination and shall be subject to any limitations to which all of the holders of Common Stock are subject to, such as pro-rata reductions applicable to any portion of the consideration payable.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Primary Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 4.8 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

     If this Section 4.8 applies to any event or occurrence, Section 4.6 shall not apply.

SECTION 4.9. TAXES ON CONVERSION.

     The Holder shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto.

     Nothing contained herein shall preclude any income tax withholding required by law or regulation upon conversion of the Securities. Upon surrender of a Security for conversion, the Holder shall deliver to the Company cash in an amount equal to the applicable income tax withholding in connection with such conversion; provided, however, that if the Holder does not deliver such cash, the Company may deduct and withhold from the consideration otherwise deliverable to such Holder the amount required to be so withheld.

SECTION 4.10. CONVERSION AFTER RECORD DATE.

     Except as provided in this Section 4.10, a converting Holder of Securities shall not be entitled to receive any accrued and unpaid interest (including Liquidated Damages, if any) on any such Securities being converted. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or payable upon conversion in accordance with this Article 4, any accrued and unpaid interest (including Liquidated Damages, if any) on such Securities will be deemed to have been paid in full. If any Securities are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Securities at the close of business on such Record Date shall receive the interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds or other funds, of an amount equal to the interest payable on such Interest Payment Date (excluding any overdue interest, if applicable) on the Securities being surrendered for conversion; provided, however, if the Company elects to redeem Securities on a date that is after the Regular Record Date but prior to the corresponding Interest Payment Date, and such Holder elects to convert those Securities, the Holder will not be required to pay the Company, at the time that Holder surrenders those Securities for conversion, the amount of interest such Holder will have received on the Interest Payment Date.

SECTION 4.11. COMPANY DETERMINATION FINAL.

     Any determination that the Company or the Board of Directors must make pursuant to this Article 4 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

SECTION 4.12. RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

     The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. Unless and until a Trust Officer of the Trustee receives a certificate delivered pursuant to
Section 4.7 setting forth an adjustment of the Conversion Rate, the

Trustee may assume without inquiry that no such adjustment has been made and that the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article 4. Each Conversion Agent other than the Company shall have the same protection under this Section 4.12 as the Trustee.

     The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

SECTION 4.13. UNCONDITIONAL RIGHT OF HOLDERS TO CONVERT.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 4 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

SECTION 4.14. REPAYMENT TO THE COMPANY.

     To the extent that the aggregate amount of cash deposited by the Company pursuant to this Article 4, if applicable, exceeds the aggregate payment thereon of the Securities or portions thereof that the Company is obligated to purchase, then the Trustee or a Paying Agent, as the case may be, shall promptly return any such excess cash to the Company.

SECTION 4.15. MAKE-WHOLE PREMIUM.

     (a) If a transaction described in the definition of "Change in Control" occurs on or prior to October 5, 2015, Holders who convert Securities in accordance with the provisions of this Article 4 in connection with such transaction shall be entitled to receive a "Make-Whole Premium" consisting of an increase in the Conversion Rate. The Make-Whole Premium shall be calculated by the Company and paid for in shares of Common Stock or, at the election of the Company under Section 4.3, cash or a combination of cash and shares of Common Stock. The number of additional shares of Common Stock by which the Conversion Rate shall increase shall be determined by reference to the table below and shall equal the number of shares of Common Stock for the applicable Fundamental Change Effective Date and Stock Price (as set forth in such table) of such transaction. If the applicable Fundamental Change Effective Date and/or Stock Price is not set forth in the table then:

          (1) if the applicable Fundamental Change Effective Date and/or Stock Price is between two Fundamental Change Effective Dates or Stock Prices, as the case may be, set forth in the table, the Make-Whole Premium shall be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Fundamental Change Effective Dates and/or Stock Prices, as the case may be, set forth in the table based on a 365-day year;

          (2) if the Stock Price on the Fundamental Change Effective Date exceeds $75.00 a share, subject to adjustment as set forth herein, no Make-Whole Premium shall be paid; and

          (3) if the Stock Price on the Fundamental Change Effective Date is less than $19.30 a share, subject to adjustment as set forth herein, no Make-Whole Premium shall be paid.

                                               STOCK PRICE ON EFFECTIVE DATE
                      -------------------------------------------------------------------------------
EFFECTIVE DATE         $19.30   $21.00   $23.00   $25.00   $30.00   $35.00   $40.00   $50.00   $75.00
--------------        -------   ------   ------   ------   ------   ------   ------   ------   ------
September 30, 2005    10.3626   9.3277   8.4459   7.5743   6.0015   4.8230   3.9725   2.7749   1.1579
October 5, 2006       10.3626   8.1632   7.2509   6.5720   5.2160   4.2049   3.4869   2.4553   1.0872
October 5, 2007       10.3626   6.7262   5.9638   5.3504   4.2336   3.4565   2.8699   2.0444   0.9482
October 5, 2008       10.3626   6.1682   4.3243   3.8434   3.0763   2.5226   2.1010   1.5158   0.7325
October 5, 2009       10.3626   6.1682   2.0275   2.0501   1.6833   1.3791   1.1544   0.8395   0.4196
October 5, 2010       10.3626   6.1682   3.0979   1.1780       --       --       --       --       --
October 5, 2011       10.3626   6.1682   2.0275   1.1723       --       --       --       --       --
October 5, 2012       10.3626   6.1682   3.0695   1.0715       --       --       --       --       --
October 5, 2013       10.3626   6.1682   2.9366   0.9885       --       --       --       --       --
October 5, 2014       10.3626   6.1682   2.3085   0.9761       --       --       --       --       --
October 5, 2015            --       --       --       --       --       --       --       --       --

The Stock Prices set forth in the table above shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted (other than any increase to the Conversion Rate for a Change in Control as described in this
Section 4.15) by multiplying each such Stock Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which shall be the Conversion Rate as so adjusted. The number of additional shares set forth in the table above shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.6.

     Delivery of the payment of the Make-Whole Premium shall be upon the later of (x) the settlement date of the conversion of Securities by the Holder and (y) promptly following the Fundamental Change Effective Date.

     (b) A conversion of Securities by a Holder will be deemed for the purposes of this Section 4.15 to be "in connection with" a Fundamental Change if the Conversion Notice delivered by the Holder pursuant to Section 4.2(a) hereof is received by a Conversion Agent (i) on or subsequent to the date that is 15 Business Days prior to the date announced by the Company as the anticipated Fundamental Change Effective Date but (ii) prior to the close of business on the Business Day immediately preceding the related Fundamental Change Purchase Date. The Company shall notify the Holders of an anticipated Fundamental Change Effective Date no later than two Business Days after becoming aware of such Fundamental Change Effective Date, but in no event shall the Company be required to give more than 20 Business Days notice of an anticipated Fundamental Change Effective Date.

     (c) Notwithstanding any of the provisions of this Section 4.15, in no event shall the Conversion Rate exceed 51.8134 shares per $1,000 principal amount of Securities (subject to adjustment as provided herein).

                                   ARTICLE 5

                                    COVENANTS

SECTION 5.1. PAYMENT OF SECURITIES.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Liquidated Damages, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by noon, New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

     Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The

City of New York (which shall initially be U.S. Bank Trust National Association, an Affiliate of the Trustee, as agent of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the register of Securities maintained by the Primary Registrar; provided, further, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

SECTION 5.2. SEC REPORTS.

     The Company and Guarantors shall provide to the Trustee all reports and other information and documents which they are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, after the filing thereof, and shall make such reports and other information and documents available on their respective websites to the extent required by law.

     The Company and Guarantors shall annually provide the Trustee with copies of their most recent annual reports to stockholders, promptly after such annual reports are mailed to holders of the their Common Stock. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's and Guarantors' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 5.3. COMPLIANCE CERTIFICATES.

     The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 5.4. FURTHER INSTRUMENTS AND ACTS.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 5.5. MAINTENANCE OF CORPORATE EXISTENCE.

     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

SECTION 5.6. RULE 144A INFORMATION REQUIREMENT.

     Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Shares of Common Stock issued upon conversion thereof which continue to be Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 5.7. STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.8. PAYMENT OF LIQUIDATED DAMAGES.

     If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that are payable (ii) the reason why such Liquidated Damages are payable and
(iii) the date on which such Liquidated Damages are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 6

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, whether in a single transaction or series of related transactions, unless:

          (a) either (i) the Company is the surviving entity or (ii) the successor or transferee (the "successor corporation") is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company or Guarantor under the Securities and this Indenture;

          (b) if as a result of such transaction the Securities become convertible or exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Securities and this Indenture;

          (c) immediately after giving effect to such transaction, no Default or Event of Default shall exist; and

          (d) the Company shall have delivered to the Trustee an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

SECTION 6.2. SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 6.3. GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     A Guarantor shall not consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entity to another Person unless the surviving Person assumes the obligations of such Guarantor and the surviving Person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, except if all of the assets or all of the common stock of such Guarantor is sold to a non-affiliate of the Company, in which case the Guarantee is released.

                                    ARTICLE 7

                              DEFAULT AND REMEDIES

SECTION 7.1. EVENTS OF DEFAULT.

     An "Event of Default" shall occur if:

          (a) the Company defaults in the payment of the principal amount with respect to the Securities, when the same becomes due and payable, whether at maturity or upon redemption;

          (b) the Company defaults in the payment of any accrued and unpaid interest (including Liquidated Damages, if any), in each case, when due and payable, and continuance of such default for a period of 30 days;

          (c) the Company fails to satisfy its conversion obligation with respect to any portion of the principal amount of any Security following the exercise by a Holder of the right to convert such Security into shares of Common Stock (or cash or a combination of shares of Common

     Stock and cash, if the Company so elects) pursuant to and in accordance with Article 4, which is not cured within 15 days;

          (d) the Company defaults in its obligation to pay the Put Right Purchase Price or the Fundamental Change Purchase Price, as applicable, with respect to any Security, or any portion thereof, upon the exercise by a Holder of such Holder's right to require the Company to purchase or repurchase such Securities pursuant to and in accordance with Section 3.7 or 3.8, as applicable;

          (e) the Company or any Guarantor fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clauses (a) through (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (f) the Company fails or any Significant Subsidiary of the Company fails to make any payment at maturity on any indebtedness for money borrowed, including any applicable grace periods, in an amount in excess of $25.0 million in the aggregate for all such indebtedness for money borrowed and such amount has not been paid or discharged within 30 days after receipt by the Company of a Notice of Default;

          (g) a default by the Company or any Significant Subsidiary of the Company that results in the acceleration of maturity of any indebtedness of the Company or any Guarantor for money borrowed of the Company or any Significant Subsidiary, at any one time, in an amount in excess of $25.0 million unless the acceleration is cured, waived or rescinded within 30 days after receipt by the Company of a Notice of Default;

          (h) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor or the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% in the aggregate principal amount at maturity of the Securities outstanding;

          (i) the Company, or a Guarantor, pursuant to or under or within the meaning of any Bankruptcy Law:

               (1) commences a voluntary case or proceeding;

               (2) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (4) makes a general assignment for the benefit of its creditors;

               (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (6) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against the Company, or a Guarantor, in an involuntary case or proceeding;

               (2) appoints a Custodian of the Company, or a Guarantor, or for any substantial part of its property; or

               (3) orders the winding-up or liquidation of the Company, or a Guarantor,

     and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (e) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing, of the default. The notice given pursuant to this Section
7.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 7.1 is cured, it ceases.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

SECTION 7.2. ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause
(i) or (j) of Section 7.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 7.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind or annul such acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment, order or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.7 have been made. No such rescission, unless it otherwise so specifies, shall affect any subsequent default or impair any right consequent thereto.

SECTION 7.3. OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

     Subject to Sections 7.7 and 10.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default (i) in the payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on any Security, or the payment of the Redemption Price, the Put Right Purchase Price, or the Fundamental Change Purchase Price, (ii) arising from the Company's failure to comply with the conversion procedures provided in Article 4 of this Indenture, or (iii) in respect of any provision of this Indenture which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

SECTION 7.5. WAIVER OF COMPLIANCE.

     Except as otherwise provided in this Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding, by notice to the Trustee, may waive compliance with any provision of this Indenture, or of the Securities (as described in this Indenture).

SECTION 7.6. CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity, reasonably satisfactory to it, against the costs, expenses and liabilities the Trustee may incur to comply with such request or demand; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.7. LIMITATIONS ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) the Holder or Holders offer to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense; and

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 7.8. COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in the payment of principal or interest specified in clause (a) or (b) of Section 7.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10. PRIORITIES.

     If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

          (a) First, to the Trustee for amounts due under Section 8.7;

          (b) Second, to Holders for amounts due and unpaid on the Securities for principal and interest (including Liquidated Damages, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including Liquidated Damages, if any), respectively; and

          (c) Third, the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

SECTION 7.11. UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                   ARTICLE 8

                                     TRUSTEE

SECTION 8.1. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions, which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of subsection (b) of this
     Section 8.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.6.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of Section 8.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.2. RIGHTS OF TRUSTEE.

     Subject to Section 8.1:

          (a) The Trustee may rely conclusively, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

          (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Except with respect to Sections 5.1 and 5.3, the Trustee shall have no duty to inquire as to the performance of the Company's covenants set forth in Sections 3.7, 3.9, 3.10 and 3.11 and in Articles 4, 5 and 6.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

SECTION 8.3. INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
8.10 and 8.11.

SECTION 8.4. TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 8.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

     If a default or an Event of Default occurs and is continuing and if the Trustee has received notice thereof in accordance with this Indenture, the Trustee shall mail to each Holder notice of the default or Event of Default within 30 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security.

SECTION 8.6. REPORTS BY TRUSTEE TO HOLDERS.

     If such report is required by TIA Section 313, within 60 days after each March 30, beginning with the March 30 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

SECTION 8.7. COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

     To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 8.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (j) or (k) of Section 7.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 8.8. REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 8.10;

          (b)  the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

SECTION 8.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section
8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

SECTION 8.10. ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 9

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.1. SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect (except as to any surviving rights of exchange, registration of transfer or conversion of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either:

               (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

               (2) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable within one year at the
               Final Maturity Date or at thePut Right Purchase Date or Fundamental Change Purchase Date, or

                    (iii) are to be called for redemption under arrangements
               satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, or any Guarantor, in the case of clause (i), (ii) or
          (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash and/or shares of Common Stock (as permitted under the Indenture) in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Liquidated Damages, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date, Redemption Date, Put Right Purchase Date or Fundamental Change Purchase Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a Default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or to which the Company is bound;

          (b) the Company or any Guarantor has paid or caused to be paid or deposited with the Trustee or the Paying Agent amounts sufficient to pay all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.7, 3.8, 8.7 and this Article 9 shall survive until the Securities have been paid in full.

SECTION 9.2. APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 9.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

SECTION 9.3. REPAYMENT TO COMPANY.

     The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 9.1 and
(ii) held by them at any time.

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Company, either publish in a newspaper of general circulation in the City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

SECTION 9.4. REINSTATEMENT.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 10

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1. WITHOUT CONSENT OF HOLDERS.

     The Company, with the Trustee's consent, may amend or supplement this Indenture or the Securities without notice to or consent of any Holder to:

          (a) add to the covenants of the Company for the benefit of the Holders of Securities;

          (b) surrender any right or power herein conferred upon the Company by this Indenture;

          (c) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's property or assets pursuant to Article 6;

          (d) increase the Conversion Rate or make other adjustments to the Conversion Rate, in accordance with this Indenture;

          (e) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (f) secure the Securities;

          (g) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided, that such change or modification does not adversely affect the interests of the Holders of the Securities in any material respect;

          (h) make any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action does not adversely affect the interests of the Holders of Securities;

          (i) cure any ambiguity or omission, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action does not adversely affect the interests of the Holders of Securities;

          (j) issue additional Securities under this Indenture;

          (k) conform the provisions of this Indenture to the express terms of the offering memorandum of the Company, dated September 27, 2005 (the "Offering Memorandum");

          (l) evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; and

          (m) make any change that does not adversely affect the rights of the Holders of the Securities in any material respect.

SECTION 10.2. WITH CONSENT OF HOLDERS.

     The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 10.4, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.4, may not:

          (a) change the stated maturity of the principal of, any premium due on or interest on (including Liquidated Damages) any Security;

          (b) reduce the principal amount of, Redemption Price, Put Right Purchase Price or Fundamental Change Purchase Price or any premium (including any Make-Whole Premium) or interest on (including Liquidated Damages) on, any Security;

          (c) alter the manner of calculation or rate of accrual of interest (including Liquidated Damages) on any Security;

          (d) change the place or currency of payment of principal of, or any premium or interest on (including Liquidated Damages), any Security;

          (e) impair the right of any Holder to institute suit for the enforcement of any repurchase of, payment on or with respect to, or conversion of, any Security on or after the stated maturity of the Securities, in the case of redemption, on or after the Redemption Date, or in the case of repayment at the option of the Holder, on or after the Put Right Purchase Date or Fundamental Change Purchase Date;

          (f) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture in any material respect;

          (g) adversely affect the right of Holders to require the Company to purchase or repurchase the Securities as provided in Article 3 of this Indenture in any material respect;

          (h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment of this Indenture or the Securities;

          (i) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with any provision of this Indenture or of the Securities or the waiver of any default or Event of Default;

          (j) modify any of the provisions of this Section 10.2 or Section 7.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; and

          (k) release any Guarantor from any of its obligations under its Guarantee other than in accordance with the terms of this Indenture.

     It shall not be necessary for the consent of the Holders under this Section
10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     To the extent that the Company or any of the Subsidiaries hold any Securities, such Securities shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Holders.

SECTION 10.3. COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 10.4. REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(k) of Section 10.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.5. NOTATION ON OR EXCHANGE OF SECURITIES.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to its effectiveness hae been satisfied. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it, provided that the Board of Directors need not approve any particular form thereof.

SECTION 10.7. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 11

                                   GUARANTEES

SECTION 11.1. GUARANTEES.

     The Guarantors jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee the Securities and obligations of the Company hereunder and thereunder, and guarantee to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, that: (a) the principal of and cash interest on the Securities will be paid in full when due, whether at Stated Maturity of such Security, by acceleration, redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with cash interest and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration redemption or otherwise.

     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

     The Guarantors hereby waive (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, this Indenture and such Guarantee. The Guarantors acknowledge that the Guarantees are a guarantee of payment and not of collection.

     The Guarantors hereby agree that, in the event of a default in payment of principal or cash interest on such Security, whether at its Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

     If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article 7 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

     Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made, provided that a Guarantee may be released as otherwise provided in this Indenture. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, for the purposes of the amounts due under the Guarantees, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Guarantee is attached hereto as Exhibit D.

SECTION 11.2. SEVERABILITY.

     In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.3. PRIORITY OF GUARANTEES.

     The Guarantee issued by any Guarantor shall be unsecured senior obligations of such Guarantor, ranking pari passu with all other existing and future senior unsecured indebtedness of such Guarantor, if any.

SECTION 11.4. LIMITATION OF GUARANTORS' LIABILITY.

     Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 11.5. SUBROGATION.

     Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.1; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

SECTION 11.6. REINSTATEMENT.

     The Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 11.1 shall continue to be effective or be reinstated, as the case may be, (a) if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor and (b) at any time any Guarantor (and each Person who becomes a Guarantor) guarantees any indebtedness or obligations of the Company.

SECTION 11.7. RELEASE OF THE GUARANTOR.

     Concurrently with the discharge of the Securities under Section 9.1, each Guarantor shall be released from all its obligations under its Guarantee under this Article 11.

     So long as no Default exists or with notice or lapse of time or both, would exist, the Guarantee issued by any Guarantor shall be automatically and unconditionally released and discharged upon (a) any sale, exchange or transfer to any Person that is not an Affiliate of the Company of all of the Capital Stock of such Guarantor owned by the Company, which transaction is otherwise in compliance with the Indenture or (b) any release or discharge of all guarantees by such Guarantor of any indebtedness or obligations of the Company other than the Guarantees of the Securities.

SECTION 11.8. BENEFITS ACKNOWLEDGED.

     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.1. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 12.2. NOTICES.

     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

     If to the Company, to:

          US Airways Group, Inc.
          2345 Crystal Drive
          Arlington, Virginia 22227
          Attn: Elizabeth K. Lainer, Esq.
          Telephone: (703) 872-7000

     with a copy (for informational purposes only) to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          333 West Wacker Drive
          Chicago, Illinois 60606
          Attn: Peter C. Krupp, Esq.
          Telephone: (312) 407-0700

     if to the Trustee, to:

          U.S. Bank National Association
          60 Livingston Avenue
          St. Paul, Minnesota 55107-2292
          Attention: Corporate Trust Services
          Internal mail EP-MN-WS3C
          US Airways Group, Inc.
          7% Senior Convertible Notes due 2020)
          Facsimile No.: (651) 495-8097

     Such notices or communications shall be effective when received.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.5. RECORD DATE FOR VOTE OR CONSENT OF HOLDERS.

     The Company (or, in the event deposits have been made pursuant to Section 9.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 12.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

SECTION 12.7. LEGAL HOLIDAYS.

     A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

SECTION 12.8. GOVERNING LAW.

     This Indenture, the Securities and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

SECTION 12.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. NO RECOURSE AGAINST OTHERS.

     All liability described in paragraph 17 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

SECTION 12.11. SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. MULTIPLE COUNTERPARTS.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.13. SEPARABILITY.

     In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14. TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                        US AIRWAYS GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        US AIRWAYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AMERICA WEST AIRLINES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION,
                                        AS TRUSTEE


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

     UNLESS (1) THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND (2) ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

     THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.(2)

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH US AIRWAYS GROUP, INC. OR ANY AFFILIATE OF US AIRWAYS GROUP, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO US AIRWAYS

----------
(1)  This paragraph should be included only if the Security is a Global
     Security.

(2)  These paragraphs to be included only if the Security is a Restricted
     Security.

GROUP, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH OFFER, TRANSFER OR SALE, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO US AIRWAYS GROUP, INC.'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.(2)

                             US AIRWAYS GROUP, INC.
                      7% Senior Convertible Notes due 2020

No. A1                                                  CUSIP: [_______________]

          US Airways Group, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of [____________] Dollars ($[__________]) on [______________], 2020.

          This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated: [______________], 2005

                             SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        US AIRWAYS GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ------------------------------
Trustee's Certificate of Authentication:
This is one of the Securities referred
to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee


By:
    ------------------------------------
            Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                             US AIRWAYS GROUP, INC.
                      7% Senior Convertible Notes Due 2020

1. INTEREST

     US Airways Group, Inc., a Delaware corporation (the "Company," which term shall include any successor corporation under the Indenture hereinafter referred
to), promises to pay interest on the principal amount of this Security at the rate of 7% per annum. The Company shall pay interest semiannually on March 30 and September 30 of each year (each an "Interest Payment Date"), commencing March 30, 2006. Interest shall accrue on the Securities from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from September 30, 2005. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase or redemption date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

     No sinking fund is provided for the Securities.

2. METHOD OF PAYMENT

     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 15 or September 15, as the case may be, (each, a "Regular Record Date") next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

     Initially, U.S. Bank National Association (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

     This Security is one of a duly authorized issue of Securities of the Company designated as its 7% Senior Convertible Notes Due 2020 (the "Securities"), issued under an Indenture dated as of September 30, 2005 (together with any supplemental indentures thereto, the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

5. REDEMPTION AT THE OPTION OF THE COMPANY

     Prior to October 5, 2010, the Securities shall not be redeemable. On or after October 5, 2010, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part at a Redemption Price of 100% of the principal amount of the Securities plus accrued and unpaid cash interest, if any, and Liquidated Damages, if any, up to but not including the applicable Redemption Date (the "Redemption Price") if the closing price of the Company's Common Stock has exceeded 115% of the conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the trading day before the date on which the company mails the optional redemption notice; provided that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the relevant Redemption Date.

6. NOTICE OF REDEMPTION

     Notice of redemption, as set forth in Section 3.3 of the Indenture, will be mailed by at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

7. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, shares of Common Stock or a combination thereof, subject to certain exceptions described in the Indenture, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no earlier than 15 days and no later than 30 days after the date that a Fundamental Change Company Notice is delivered, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, and accrued and unpaid

Liquidated Damages, if any, to, but excluding, the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the fifth Business Day immediately preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash shares or a combination thereof all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the second Business Day immediately preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9. CONVERSION

     Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. The Company may elect to pay Holders surrendering Securities an amount in cash per Security, or a combination of cash and Common Stock, as specified in the Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE

     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11. PERSONS DEEMED OWNERS

     The Holder of a Security may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to the money will cease.

13. AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.

14. SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15. DEFAULTS AND REMEDIES

     Under the Indenture, an "Event of Default" shall occur if:

          (a) the Company defaults in the payment of the principal amount with respect to the Securities, when the same becomes due and payable, whether at maturity or upon redemption;

          (b) the Company defaults in the payment of any accrued and unpaid interest (including Liquidated Damages, if any), in each case, when due and payable, and continuance of such default for a period of 30 days;

          (c) the Company fails to satisfy its conversion obligation with respect to any portion of the principal amount of any Security following the exercise by a Holder of the right to convert such Security into shares of Common Stock (or cash or a combination of shares of Common Stock and cash, if the Company so elects) pursuant to and in accordance with the Indenture, which is not cured within 15 days;

          (d) the Company defaults in its obligation to pay the Put Right Purchase Price or the Fundamental Change Purchase Price, as applicable, with respect to any Security, or any portion thereof, upon the exercise by a Holder of such Holder's right to require the Company to purchase or repurchase such Securities pursuant to and in accordance with the Indenture;

          (e) the Company or any Guarantor fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clauses (a) through (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (f) the Company fails or any Significant Subsidiary of the Company fails to make any payment at maturity on any indebtedness for money borrowed, including any applicable grace periods, in an amount in excess of $25.0 million in the aggregate for all such indebtedness for money borrowed and such amount has not been paid or discharged within 30 days after receipt by the Company of a Notice of Default;

          (g) a default by the Company or any Significant Subsidiary of the Company that results in the acceleration of maturity of any indebtedness of the Company or any Guarantor for money borrowed of the Company or any Significant Subsidiary, at any one time, in an amount in excess of $25.0 million unless the acceleration is cured, waived or rescinded within 30 days after receipt by the Company of a Notice of Default;

          (h) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor or the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% in the aggregate principal amount at maturity of the Securities outstanding;

          (i) the Company, or a Guarantor, pursuant to or under or within the meaning of any Bankruptcy Law:

               (1) commences a voluntary case or proceeding;

               (2) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (4) makes a general assignment for the benefit of its creditors;

               (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (6) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against the Company, or a Guarantor, in an involuntary case or proceeding;

               (2) appoints a Custodian of the Company, or a Guarantor, or for any substantial part of its property; or

               (3) orders the winding-up or liquidation of the Company, or a Guarantor,

     and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (e) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 30 days after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

     If an Event of Default (other than an Event of Default specified in clause
(i) or (j)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind or annul such acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment, order or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee have been made. No such rescission, unless it otherwise so specifies, shall affect any subsequent default or impair any right consequent thereto.

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

16. TRUSTEE DEALINGS WITH THE COMPANY

     U.S. Bank National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

18. AUTHENTICATION

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20. INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: US Airways Group, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attention: Chief Financial Officer, Telephone No.: (703) 872-7000.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                        Your Signature:


Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)
* Signature guaranteed by:


By:
    ---------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                    EXHIBIT C

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                      OF TRANSFER OF RESTRICTED SECURITIES

Re: 7% Senior Convertible Notes Due 2020 (the "Securities") of US Airways Group, Inc.

     This certificate relates to $_____ principal amount of Securities owned in (check applicable box)

     [ ] book-entry or [ ] definitive form by ______________ (the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of September 30, 2005 by and among US Airways Group, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

     [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

     [ ] Such Security is being acquired for the Transferor's own account, without transfer.

     [ ] Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

     [ ] Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

     [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

     [ ] Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

     [ ] Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:
      -------------------------------   ----------------------------------------
                                              (Insert Name of Transferor)

                                    EXHIBIT D

                               [FORM OF GUARANTEE]

     The Guarantors (as defined in the Indenture and which term includes any successor person under the Indenture), upon the terms and subject to the conditions set forth in the Indenture, hereby unconditionally guarantee, jointly and severally, on a senior unsecured basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest (including contingent interest) on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of the undersigned to the Holders of the Securities and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees and all of the other provisions of the Indenture to which this Guarantee relates.

     No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

     The Guarantee shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.


                                       D-1